EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Oceanside Bank and Atlantic BancGroup, Inc. Announce Appointment of Director Emeritus.

JACKSONVILLE BEACH, FLORIDA, January 18, 2008

Atlantic BancGroup, Inc. (Nasdaq: ATBC), announced today that Jimmy Dubberly, was appointed as Director Emeritus of both Atlantic BancGroup, Inc. and its subsidiary, Oceanside Bank. Mr. Dubberly was a founding director of both Atlantic BancGroup and Oceanside Bank.

Chief Executive Officer and President Barry W. Chandler said, “We are proud that Mr. Dubberly has accepted our invitation to remain affiliated with our companies as Director Emeritus. His guidance through our first 10 years of our operations has been invaluable and we look forward to his continued involvement in the coming years.”

Atlantic BancGroup is a publicly traded bank holding company, trading on the Nasdaq Capital Market, symbol ATBC. It is the sole shareholder of Oceanside Bank, headquartered in Jacksonville Beach, Florida, with four locations in Jacksonville Beaches and East Jacksonville.